UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2024

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices) (Zip Code)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          As described in Item 5.07 below, Farmers & Merchants Bancorp (the “Company,” “we” or “us”) held a Special Meeting of Stockholders (the “Special Meeting”) on November 25, 2024. At the Special Meeting, our stockholders approved the new Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “2025 Plan”).  Under the 2025 new Plan, restricted stock awards may be granted to our employees, officers (including our named executive officers) and non-employee directors.  The 2025 Plan was adopted by our Board of Directors on October 2, 2024. On October 11, 2024, the Company’s Board of Directors, at the recommendation of the Personnel Committee, passed resolutions to, among other things, approve the termination of each of the Performance Component, the Retention Component, the Salary Component, and the Equity Component of the Company’s Executive Retirement Plan and Senior Management Retention Plan (collectively, the “Nonqualified Retirement Plans”). Pursuant to regulations promulgated by the Department of Treasury, the Board’s resolutions provide that each participant’s account balance under the Nonqualified Retirement Plans will be liquidated and paid out to each participant at a time to be determined by the Board and Personnel Committee but will occur sometime between the 12-month anniversary of the termination of the Nonqualified Retirement Plans and the 24-month anniversary of the termination thereof. The termination of the Nonqualified Retirement Plans was subject to the approval of the 2025 Plan.  The termination of the Nonqualified Retirement Plans was effective on November 29, 2024. The new 2025 Plan will be effective January 1, 2025 with the first new restricted stock awards expected to be granted in the first quarter of 2025. The Company does not anticipate a material change in the annual costs to the Company for the new 2025 Plan versus the terminated Nonqualified Retirement Plans.

A summary of the material terms of the 2025 Plan is set forth under the caption “Proposal No. 1 – Approval of the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 25, 2024. That summary and the above description of the 2025 Plan do not purport to be complete and are qualified in their entirety by reference to the 2025 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 25, 2024, the Company held the Special Meeting. At the close of business on October 2, 2024 (the “Record Date”), there were 737,987 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. The number of shares of the Company’s common stock present at the beginning of the Special Meeting, in person or by proxy, was 445,057, or approximately 60.31% of the outstanding shares, constituting a quorum at the Special Meeting. At the Special Meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal No. 1: Approval of the Farmers & Merchants 2025 Restricted Stock Retirement Plan. Our stockholders voted to approve the 2025 Plan.

For	Against	Abstain

418,847	19,658	6,552

Proposal No. 2: Approval of the Adjournment Proposal.  Our stockholders voted to approve the proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient shares of the Company’s voting common stock represented at the Special Meeting to approve the 2025 Plan.

For	Against	Abstain

422,118	17,291	5,648

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024

FARMERS & MERCHANTS BANCORP

	By:	/s/ Bart R. Olson
Bart R. Olson
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)